Exhibit 99.1

ModivCare Inc. Announces Authorization of $75 Million Stock Repurchase Program

Denver, CO – March 8, 2021 – ModivCare Inc. (“ModivCare” or the “Company”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions focused on improving patient outcomes, today announced that its Board of Directors has approved a $75 million stock repurchase program (the “2021 Stock Repurchase Program”), effective as of March 11, 2021.

Under the 2021 Stock Repurchase Program, the Company may repurchase common stock, par value $0.001 per share with an aggregate value of up to $75 million through December 31, 2021. The 2021 Stock Repurchase Program does not obligate the Company to repurchase any particular amount of common stock, and it could be modified, suspended, or discontinued at any time. Purchases of the Company’s common stock may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or by other means in accordance with federal securities laws.

This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell, any of ModivCare Inc.’s common stock.

About ModivCare Inc.

ModivCare Inc. (Nasdaq: MODV) is a technology-enabled healthcare services company, which provides a suite of integrated supportive care solutions for public and private payors and their patients. ModivCare’s value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. ModivCare is a leading provider of non-emergency medical transportation (NEMT), personal and home care, and nutritional meal delivery. ModivCare also holds a minority equity interest in CCHN Group Holdings, Inc. and its subsidiaries (“Matrix Medical Network”), which partners with leading health plans and providers nationally, delivering a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. To learn more about ModivCare, please visit: www.modivcare.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “may,” “could,” “will,” “look forward to” and “aim,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and the Company’s industry, and are not guarantees of the Company’s future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing the Company’s business in its most recent annual report on Form 10-K, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Commission identified above, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (212) 836-9614

kahl@equityny.com